                                                                 EXHIBIT 10.1(d)


                              MANAGEMENT AGREEMENT


         This Management Agreement (this "Agreement") is by and between Cinemark USA, Inc., a Texas corporation ("Manager") with its principal place of business located at 7502 Greenville Avenue, Suite 800-LB9, Dallas, Texas and Cinemark Partners II, Ltd., a Texas limited partnership ("Owner") with its principal place of business located at 7502 Greenville Avenue, Suite 800-LB9, Dallas, Texas, and shall be effective as of September 1, 1994.

                                    RECITALS

         A. Owner is engaged in the business of developing, operating for production of income, holding for investment and disposing of the Theatre (as defined below).

         B. Manager has the qualified, experienced and necessary personnel to manage the Theatre and Manager also has the qualified personnel necessary to provide accounting and administrative services in connection with the operation of the Theatre.

         C. Owner desires Manager to manage the Theatre and to render accounting and administrative services to Owner in connection with the operation of the Theatre.

         D. Manager desires, to provide Owner with the aforesaid services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The terms defined in this Section 1 shall have the following meanings, unless the context clearly requires a different interpretation:

               (a) "Cash Expenditures" means all cash expenditures made by Manager pursuant to or in accordance with this Agreement, or which Owner shall otherwise authorize or approve, during any applicable or pertinent period in the operation of the Theatre or in connection with the Theatre or any part thereof, including, but not limited to, the "Management Fee" (as hereinafter defined), film rental payments, rents under Theatre leases, payroll and payroll expenses of whatsoever nature and taxes, concession expenses, advertising, supplies, utility charges, repairs, maintenance and replacements (whether deemed to be a capital item or expense for accounting purposes), and insurance premiums and all other expenses of operation of the Theatre. Cash Expenditures shall also include
(i) real estate or other taxes, assessments, levies or charges and (ii) debt service or any other sums or charges payable under any mortgage or deed of trust affecting the Theatre or any part thereof.

               (b) "Excess Annual Return" means Net Cash remaining after distribution to the Limited Partners in an amount equal to the Minimum Annual Pre-Tax Return on Investment.

               (c) "Limited Partner" means any person who has been admitted as limited partner of the Owner pursuant to the terms of this Limited Partnership Agreement.

               (d) "Minimum Annual Pre-Tax Return on Investment" means the projected return to the Limited Partners derived from the distributions received from available Net Cash from Operations attributable to a calendar year or from available Net Cash from Other Sources divided by the Limited Partners' initial capital contribution to the Owner as provided below:

        (i) Year                           Minimum Annual Pre-Tax Return
        --------                           -----------------------------

         1995                                             5.93%
         1996                                            20.37%
         1997                                            20.32%
         1998                                            21.52%
         1999                                            22.67%
         2000                                            20.34%
         2001                                            19.08%
         2001-dissolution/
              refinancing                                15.00%


or (ii) upon the sale of the Theatre or any subsequent refinancing of the Partnership, 137.5% of the Limited Partners' initial capital contribution to the Owner.

               (e) "Net Cash" means, for each month or any other period of the Owner, the excess of all cash receipts of the Owner, including without limitation, cash receipts from the operation of the Theatre and receipts from the sale or refinancing of the Owner's assets, plus reserves set aside during prior periods which are no longer necessary as reserves, less: (a) all expenditures of the Owner, including fees and compensation, if any, payable to the general partner of Owner; (b) amounts required for payment of all outstanding current obligations of the Owner, including repayment of loans made by Owner, and (c) amounts set aside for reserves as determined by the general partner of Owner.

               (f) "Net Cash from Disposition of Partnership Property" means Net Cash attributable to Disposition of Partnership Property, including all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with the Disposition of Partnership Property.

               (g) "Net Cash from Operations" means all Net Cash other than (a) Net Cash from Refinancing and (b) Net Cash from Disposition of Partnership Property.

               (h) "Net Cash from Other Sources" means Net Cash from Disposition of Partnership Property and Net Cash from Refinancing.

               (i) "Net Cash from Refinancing" means Net Cash from the proceeds of any refinancing of any existing or initial indebtedness secured by the Theatre.

               (j) "Partnership Property" means the Owner's interest in the Theatre and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is located thereon or specifically used in connection therewith and all interests in such property.

               (k) "Revenues" means all revenue of Owner determined in accordance with generally accepted accounting principles.

               (l) "Theatre" means that parcel of land upon which the motion picture exhibition theatre to be operated by the Partnership shall be located, as more specifically described in Exhibit "A" attached hereto, together with all improvements constructed thereon.

         2. Management of Partnership Property. Manager shall operate and manage the Partnership Property for Owner as a motion picture theatre under the provisions set forth in this Agreement and in a manner consistent with the practices, policies and standards employed by Manager in operating and managing its own theatres. In addition, Manager shall be responsible for negotiating the leases for the adjacent pad sites. In pursuance of the foregoing, Manager shall perform the following services:

               (a) Management, Accounting, Administrative Services. Manager shall provide or procure all management, accounting, administrative and other services, licenses, permits, supplies and goods necessary for the orderly operation and management of the Partnership Property in accordance with this Agreement, including but not limited to the following:

                        (1) Book and license or cause to be licensed on Owner's behalf, films and other attractions for exhibition in the Theatre. Manager is hereby authorized by Owner to execute film license agreements on behalf of Owner for the Theatre.

                        (2) Arrange for advertising for the Theatre.

                        (3) Render the necessary accounting and bookkeeping services generally required in the management of the affairs and operation of theatres. Owner shall cause the books and records of Owner to be audited annually and shall prepare or cause to be prepared all federal, state and local income tax returns required to be filed by the Owner. The cost and expense attributable to such audits and tax returns shall be borne and paid by Owner.

                        (4) Owner shall be responsible for remitting when due to the proper governmental authorities all taxes on box office admissions that are not measured by net income, all sales taxes on other Partnership Property revenues and all income taxes.

                        (5) Manager shall supervise the hiring, promotion, discharge and work of the operating and service employees, including Theatre managers, performing services in or about the Theatre, including the negotiation and settlement of any labor disputes. It is acknowledged and agreed that initially all on-site personnel shall be employees of Manager. Manager shall procure and maintain adequate workers' compensation insurance or other similar insurance as may be required by law, at the expense of Owner, covering all of the employees performing services at the Theatre. Manager may at its option, upon 60 days notice to Owner, elect to discontinue employing the on-site personnel for the Theatre, in which event, Owner shall employ the on-site personnel for the Theatre.

                        (6) Manager shall receive, consider and handle the complaints of all guests and users of any of the services or facilities of the Theatre.

                        (7) Manager shall, in the name and on behalf of Owner, enter into contracts for the furnishing to the Theatre of electricity, gas, water, telephone, cleaning (including window cleaning), vermin exterminators, maintenance of heating, ventilating and air conditioning systems, and other necessary utilities and services, materials and supplies.

                        (8) Manager shall arrange for the making or installing, in the name of Owner, of all alterations, renovations, repairs, decorations, replacements, and equipment installations as may be reasonably necessary for the continued operation of the Theatre in a manner consistent with the standards required of and maintained by the other theatres owned, leased or managed by Manager (regardless of whether owned or managed by Manager or any of its affiliates), and otherwise as may be appropriate, in the reasonable judgment of Manager.

                        (9) Manager shall, in the name and on behalf of Owner, contract for all merchandise, materials, supplies and accessories to be used in connection with the operation and maintenance of the Theatre and their concessions.

                        (10) Manager shall obtain and maintain, for itself or on behalf of Owner, as the case may be, all licenses, permits and authorizations from any governmental authorities which are necessary for the operation of the Partnership Property in the manner contemplated by this Agreement. Owner shall cooperate with Manager in obtaining all consents, authorizations, approvals, permits and licenses necessary to operate the Partnership Property. Manager shall be at all times and at its expense, qualified and licensed to do business and be in good standing in all jurisdictions where such qualification or license is required to enable Manager to manage the Partnership Property as contemplated by the terms of this Agreement.

                        (11) Manager shall use its reasonable efforts to cause the Partnership Property to comply in all material respects with all statutes, ordinances, laws, rules, regulations, orders and determinations affecting the Partnership Property and issued by any governmental authority having jurisdiction thereof. Further, Manager shall not unreasonably refuse or delay compliance with any specific instructions that are given by Owner and that are reasonably necessary to cause the Partnership Property to comply with such statutes, ordinances, laws, rules, regulations, orders and determinations. Owner shall cooperate with Manager in complying with such statutes, ordinances, laws, rules, regulations, orders and determinations, including paying all costs of such compliance.

                        (12) To the extent Manager deems necessary in connection with this Agreement, Manager shall enter into contracts on commercially reasonable terms on behalf of Owner with architects, engineers, tradesmen and other independent contractors to perform services and supervise the administration and monitor the performance of all work to be performed and services to be rendered under all such contracts.

                        (13) Manager shall operate the Theatre under the name of Cinemark, and in connection therewith Manager shall use the Cinemark name, trademark and logo, as the foregoing may be changed from time to time, to identify the Theatre as a Cinemark theatre consistent with the manner in which Manager so identifies other properties as Cinemark theatres. Manager shall also include the name of the Theatre in Manager's institutional advertising, on the same basis as any other similar Cinemark theatres owned or managed by Manager or any of

Manager's affiliates. Owner acknowledges that it is acquiring no rights or interest in or license with respect to or other right to use the name Cinemark or such other trademarks or service marks or other intellectual property in which Manager has an ownership or other proprietary interest and will permit Manager, at the expense of Owner, to remove from the Theatre the name Cinemark or such other trademarks or service marks or other intellectual property in which Manager has an ownership or other proprietary interest upon the termination of this Agreement. In no event shall Owner be entitled to use the Cinemark name, trademark or logo, respectively, after this Agreement has been terminated by either party for whatever reason.

                        (14) Manager shall have the sole and exclusive authority to negotiate, enter into and settle, in the name and on behalf of Owner, all contracts and agreements relating to or arising out of the day-to-day business and affairs of Owner, including, without limitation, booking agreements and agreements with suppliers, all on terms as Manager, in the good faith exercise of its judgment, deems appropriate.

               (b) Insurance.

                        (1) During the Term of this Agreement, Manager shall maintain at Owner's own selection, insurance of such kinds and amounts as may be reasonably necessary and appropriate for the Partnership Property, as well as any other insurance that Owner or Manager may reasonably request.

                        (2) Upon Owner's request, Manager shall not unreasonably refuse to provide insurance coverage for the Partnership Property through inclusion of the Partnership Property in Manager's multi-theatre policy, if any, in which event Owner shall reimburse Manager for the actual cost of such insurance, or, if not reasonably determinable, for a prorata share of the total cost of such insurance. If the insurance coverage is provided through inclusion in Manager's multi-theatre policy, upon request by Owner, Manager shall furnish Owner with a schedule setting forth the kinds and amounts of insurance in place in connection with the operation of the Partnership Property. Promptly following the receipt of such schedule, Owner shall notify Manager of any changes which Owner shall elect to make in such schedule and, unless Owner advises Manager that Owner will secure such insurance coverage, Manager shall thereupon forthwith apply for all such insurance, at Owner's expense.

                        (3) All policies insuring against liability, damage to the Partnership Property or portion thereof or interruptions of business, or the like shall name Owner, Manager, or any mortgagee or beneficiary under any mortgage or other similar agreement, as the insureds thereunder, as their respective interests may appear. All policies of hazard insurance shall include loss payment clauses in the form reasonably required by any mortgage or other agreement.

                        (4) Manager shall immediately notify Owner of any casualty, disaster, loss, damage or injury occurring at the Partnership Property whether covered by insurance or not. Manager shall not use the Partnership Property, or permit the same to be used, for any purpose which will make void or voidable any of such insurance policies, and shall not keep or allow to be kept at the Partnership Property any material, machinery, equipment, substance or other thing which may make void or voidable any of such insurance policies. Manager shall, upon the request of Owner, assist Owner in any reasonable manner, as Owner may request, in the settlement of any claim under any of such insurance policies.

               (c) Maintenance and Repair of the Theatre. Manager shall maintain, or cause to be maintained the buildings, appurtenances and grounds of the Theatre in substantial compliance with all applicable laws, statutes, ordinances and regulations, federal, state and local, and in accordance with standards reasonably acceptable to Owner, including within such maintenance, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, equipment, carpentry and such other normal maintenance and repair work as may be reasonably necessary. For any other individual item of repair or replacement, the expense incurred shall not exceed the sum of $50,000 unless specifically authorized by Owner, except, however, that emergency repairs immediately necessary for the preservation and safety of the Theatre or to avoid the suspension of any service to the Theatre or danger of life or property may be made by Manager without the approval of Owner. Standards established by Owner under this Section 2(c) may not be so low as to expose Manager to risk of liability to other persons. Manager shall not be obligated by this Section 2(c) to institute any major capital improvements. In the event Manager fails for any reason to perform its obligations hereunder to maintain and repair, and funds are available therefore, after 30 days' prior written notice from Owner to do so, then, Owner may make the necessary repairs.

         3. Payment of Expenses.

               (a) All costs, expenses, fees and charges with respect to the use, operation or management of the Partnership Property, including, but not limited to, the costs incurred by Manager in performing its duties under Section 2 hereof and the cost of film rental payments, advertising, legal or professional cost, salaries of managers and all other on-site employees, utilities and insurance shall be borne by Owner. In the event Revenue is not sufficient to cover the cost of all such expenses and upon the receipt of notice of such event, Owner shall promptly advance to Manager such sums as may from time to time be required. Manager shall not be required or obligated to provide or advance any moneys for any such costs, charges or expenses. However, Manager shall bear and pay all of its own overhead including the, salaries of its own officers, regional supervisory, administrative or accounting personnel.

               (b) Manager shall collect the Revenues of the Partnership Property and deposit such Revenues into one or more of Owner's bank accounts, as specified by Owner. Manager shall prepare and deliver to Owner checks written on such bank accounts for all Cash Expenditures of the Partnership Property, including the Management Fee, and for other sums required to be paid by Owner under this Agreement.

               (c) Owner shall reimburse Manager within 30 days of written demand for any sums expended by Manager which are required by this Agreement to be borne by Owner and for which Manager has not been otherwise reimbursed.

         4. Management Fee. For the services to be rendered by Manager hereunder, Owner agrees to pay Manager an annual management fee (the "Management Fee") equal to five percent (5%) of the Revenues in each year. On or before the 30th day following the last day of each month, Owner shall pay Manager the portion of the Management Fee earned during the preceding month based upon the financial statements of Owner prepared by Manager. Three percent (3%) of such Management Fee shall be subordinated on an annual basis to the Minimum Annual Pre-Tax Return on Investment (the "Subordinated Management Fee"). Any unpaid Subordinated Management Fee shall accumulate and be payable in any year to the extent Net Cash from Operations and Net Cash from Other Sources exceeds the distributable amount required to provide the Limited Partners the Minimum Annual Pre-Tax Return on Investment. Upon the sale of the Theatre or any subsequent refinancing of the Partnership, any Subordinated Management Fee shall be payable from the Net Cash from Other Sources which exceed 137.5% of the Limited Partners' initial capital contribution. Upon the distribution to the Limited Partners of any proceeds of at least 137.5% of the Limited Partners' initial capital contribution from any subsequent refinancing, Cinemark USA shall no longer subordinate its management fee and thereafter shall receive a management fee, payable monthly in arrears, in an amount equal to 5% of all Partnership revenues determined in accordance with generally accepted accounting principles. Within 30 days after the audited financial statements of Owner for the preceding fiscal year are delivered to Manager and Owner, the parties shall calculate the amount of the Management Fee for such fiscal year and any adjustments between the parties shall be made.

         5. Term of Agreement.

               (a) Term. The term of this Agreement shall be for a period of ten years beginning September 1, 1994 and ending on September 1, 2004. Thereafter, this Agreement shall remain in effect until either the Owner or Manager gives the other 30 days' prior written notice of termination specifying the effective date of termination. Notwithstanding the foregoing, this Agreement may be terminated by either the Manager or Owner upon the sale of the Theatre after the party electing to terminate this Agreement gives 30 days' written notice to the other party.

               (b) Termination by Owner. Owner may seek to terminate this Agreement only in accordance with the provisions of this Section. The term "Cause" shall mean that (A) Manager has breached the terms of this Agreement by committing any act or acts of bad faith, willful misconduct or gross negligence which have, individually or in the aggregate, had a materially adverse effect on the business or operations of Owner, taken as a whole, or (B) Manager has materially breached this Agreement or failed to satisfy its obligations hereunder in any material respect and such breach or default shall be within the power of Manager to cure.

         (2) At any time Owner determines that there is Cause, Owner shall give Manager written notice (the "Termination Notice"), specifying in reasonable detail the Cause and giving Manager at least thirty (30) days to cure such Cause. If Manager has not cured the Cause within the time allowed in the Termination Notice, the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice. If Manager cures the Cause within the time allowed in Termination Notice, the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given. However, if a longer period is actually necessary in order to cure the Cause, the effectiveness of the Termination Notice shall be suspended beyond such time until the earlier of (A) the cure of the Cause, in which case the Termination

Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given or (B) Manager discontinuing diligently pursuing a cure for the Cause in which case the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice. (c) Termination by Manager. Subject to the further provisions of this Section, Manager may terminate this Agreement at any time upon ten (10) days notice to Owner in the event that Owner breaches or defaults in the performance of any material covenant or obligation of Owner hereunder. Such termination shall not prejudice any other rights or remedies available to Manager as a result of such breach or default. At any time that Manager determines that there has, been a breach or default in the performance by Owner of any material covenant or obligation of Owner hereunder, Manager shall give Owner a Termination Notice, specifying in reasonable detail the breach or default and giving Manager at least thirty (30) days to cure such breach or default. If Owner has not cured the breach or default within the time allowed in the Termination Notice, the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice. If Owner cures the breach or default within the time allowed in Termination Notice, the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given. However, if a longer period is actually necessary in order to cure the breach or default, the effectiveness of the Termination Notice shall be suspended beyond such time until the earlier of (A) the cure of the breach or default, in which case the Termination Notice shall be ineffective and the term of this Agreement shall continue as though the Termination Notice had not been given or (B) Owner discontinuing diligently pursuing a cure for the breach or default in which case the Termination Notice shall be effective and the Agreement shall terminate in accordance with the provisions of such notice.

               (d) Management Fee Upon Termination. Upon termination of this Agreement, for whatever reason, the Management Fee (as set forth in Section 4 hereof) accrued but not yet paid to Manager shall be payable by Owner at the time of such termination.

               (e) Obligations Upon Termination. Following termination of this Agreement, neither Owner nor Manager shall thereafter have any obligation or liability to the other except any obligation or liability (i) resulting from any default or breach of this Agreement occurring prior to the effective date of termination, and (ii) settlement of compensation in accordance with this Section. Upon termination of this Agreement for any reason, Manager shall deliver to Owner the originals of the books, records and all other documents relating to the Theatre.

         6. Indemnification.

               (a) Indemnification by Owner. Owner shall indemnify and hold Manager, its officers, directors, shareholders, employees, and representatives harmless from and against all claims, damages and costs (including counsel fees) arising out of or in connection with (i) any breach by Owner of any representation, warranty or covenant made in this Agreement or (ii) the management of the Theatre and any other Partnership Property and the operation thereof, including, without limitation, those based upon negligence, strict negligence, sole negligence, contractual comparative negligence or concurrent negligence, but specifically excluding Manager's own gross negligence, bad faith or willful misconduct.

               (b) Indemnification by Manager. Manager shall indemnify and hold Owner and its respective officers, directors, shareholders, employees and representatives harmless from and against all claims, damages and casts (including counsel fees) arising out of or in connection with Manager's own gross negligence, bad faith or willful misconduct.

               (c) Effect of Insurance; Waiver of Subrogation. The indemnities herein contained shall not apply to any claims with respect to which the indemnified party is covered by insurance, provided that the foregoing exclusion does not invalidate the indemnified party's insurance coverage. Each party shall endeavor to secure from its insurer waivers of subrogation with respect to claims against the other parties under policies in which the other parties are not named insureds, and shall promptly notify the other parties in the event that any such waiver is unobtainable or is obtainable only upon payment of an additional premium. If such waiver is obtainable only upon payment of an additional premium, the other parties shall have the right, at its option, to pay such additional premium.

               (d) Limitation on Liability of Manager. Nothing contained in this
Section 6 shall limit either party's rights and remedies for breach of any provision of this Agreement by the other party, provided that Manager shall have no liability to Owner if Manager's action was taken or omitted to be taken in the operation and management of the business and affairs of Owner, including the operation of the Theatre, unless such action or omission resulted from Manager's own gross negligence, bad faith or willful misconduct. For purposes of this Agreement, any action taken by Manager which has been expressly approved or authorized by Owner or which is in accordance with customary practices of the motion picture theatre industry shall not be deemed to constitute gross negligence, bad faith or willful misconduct.

         7. Delegation of Duties. Notwithstanding anything to the contrary contained in this Agreement, Manager shall have the right to delegate or subcontract its duties under this Agreement to any person, corporation or partnership; provided, however, that no such delegation or subcontracting shall relieve Manager of liability under this Agreement and further provided that Manager shall supervise the activities of such subcontractor.

         8. No Restriction on Other Businesses; Future Expansion.

               (a) Manager shall not be required to spend its full time and attention in the management and operation of the Theatre or other Partnership Property. Manager shall inform Owner in due course of any bona fide offer or inquiry concerning the purchase of the Theatre or other Partnership Property. Nothing contained herein shall preclude, prevent or be a limitation upon either party acting for itself or for others, or being a partner in a partnership or a stockholder in a corporation engaged in other real estate or business ventures. Nothing in this Agreement shall be construed so as to deem Manager a partner or joint venturer with Owner.

               (b) Manager and Owner acknowledge that they are both in the business of developing and acquiring motion picture exhibition theatres and other real estate and business ventures and that both parties may in the future be presented with opportunities to develop new theatres and acquire existing theatres or enter into other competitive real estate or business ventures. Manager and Owner hereby agree that neither party (nor any of their respective affiliates) is precluded from acquiring or developing other theatre facilities, or other businesses ancillary thereto, in competition with the Theatre.

         9. No Right of Set-off. Owner shall not be entitled to set-off the Management Fee which Owner is obligated to pay to Manager against any claims that Owner may have against Manager. Nothing contained in this Agreement shall be construed to limit Owner's ability to pursue an action against Manager for a breach of its obligations hereunder.

         10. Film Settlement Policies. Owner acknowledges that, subject to the next sentence, (i) with respect to booking services, numerous subjective and nonquantifiable matters of judgment go into the decision of which films to book and the terms of such booking and that Manager, for a variety of reasons, may find it necessary to book films of certain distributors and not book films of other distributors; (ii) separate geographic areas may be unique and involve factors relevant to policies employed in the negotiation and effectuation of film settlements ("Settlement Policies") that are not of equal importance to other geographical areas, (iii) Settlement Policies for one area may not necessarily be evaluated against or compared to the Settlement Policies Manager or its affiliates employ or employed in other geographic areas or markets, and
(iv) Manager will not be required to employ the same or similar Settlement Policies hereunder as it or its affiliates follow in other geographic areas or markets or for other theatres owned, leased or managed by Manager in the same geographical area; provided that Manager shall conduct the Settlement Policies in a good and businesslike manner. Owner confirms that Manager has made no representation or covenant as to the Settlement Policies or booking policies it has or will have with respect to any theatres which are owned, leased or managed by Manager or its affiliates or which are to be managed pursuant to this Agreement other than that Manager will employ the same policies and practices in respect thereof on behalf of the Theatre as it does on behalf of Manager's theatres and that Manager will act in good faith in respect thereof.

         11. No Restrictions on Payment of Management Fee. Owner agrees not, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of Owner to pay to Manager any fees or other amounts payable under this Agreement without the prior written consent of Manager.

         12. Transfer of the Theatre Pursuant to a Third Party Offer.

               (a) Notice of Proposed Transfer. In the event Owner receives an offer (the "Third Party Offer") to sell, assign, transfer or convey the Theatre to a person, firm or entity not a party (or an affiliate of a party) to this Agreement, the Owner shall give written notice thereof (the "Offering Notice") to Manager. The Offering Notice shall be accompanied by a true and correct copy of the Third Party Offer, if in writing, or by a detailed explanation of the Third Party Offer, if the Third Party Offer was communicated orally, containing the identity of the proposed transferee and all terms and conditions of the sale.

               (b) Manager's Option to Purchase the Theatre. Manager shall have the first option to purchase the Theatre at the price and upon the terms substantially similar to the terms specked in the Offering Notice. Manager shall have 30 days after the receipt of the Offering Notice to exercise its option, and shall do so by giving notice of such exercise to Owner.

               (c) Payment of Purchase Price. The purchase of the Theatre shall be paid for in accordance with the terms and conditions of payment set forth in the Third Party Notice.

         13. Governing Law. This Agreement shall be governed by, construed and enforced pursuant to the laws of the State of Texas.

         14. Assignment. This Agreement may not be assigned by either party without the consent of the other party except that (i) Manager may assign this Agreement to any successor in interest or assignee of all or substantially all of the business, assets, or operations of Manager, (ii) Manager may assign this Agreement to a subsidiary of Manager and (iii) either party to this Agreement may grant a lien to a lender in and to such party's right pursuant to this Agreement and such lender shall have the right to exercise all of such party's rights and remedies hereunder. All terms and provisions herein contained shall extend to and be binding upon the parties and their permitted successors and assigns.

         15. Authority; Binding Agreement.

               (a) Manager represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) it has the corporate power to execute, deliver and perform this Agreement, (iii) the execution, delivery and performance by it of this Agreement have been duly and validly authorized by all necessary corporate action and (iv) this Agreement constitutes the legal, valid and binding obligations of Manager, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

               (b) Owner represents and warrants that (i) it is a limited partnership duly formed and validly existing, (ii) it has the power to execute, deliver and perform this Agreement, (iii) the execution, delivery and performance by it of this Agreement have been duly and validly authorized by all necessary action and (iv) this Agreement constitutes the legal, valid and binding obligations of Owner, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

         16. Construction and Interpretation. This Agreement may be executed in any number of counterparts which together shall constitute the contract of the parties. The section headings herein contained are for the purposes of identification only and shall not be considered in construing this Agreement. Time is of the essence of this Agreement. If either party obtains a judgment against the other party by reason of breach of this Agreement, a reasonable attorney's fee as fixed by the court shall be included in such judgment. The waiver by either party of a default or breach hereunder shall not be construed as a waiver of any other default or breach hereunder by such party.



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

         INTENDING to be legally bound, the parties hereto have executed this Agreement to be effective as of the date first above written.

                              CINEMARK PARTNERS II, LTD.


                              By:      CINEMARK PARTNERS I, INC.,
                                       its General Partner


                              By:      /s/ Randy Hester
                                 ----------------------------------------
                              Name:    Randy Hester
                                   --------------------------------------
                              Title:   Vice President
                                    -------------------------------------


                              CINEMARK USA, INC.


                              By:      /s/ Alan W. Stock
                                 ----------------------------------------
                              Name:    Alan W. Stock
                                   --------------------------------------
                              Title:   President
                                    -------------------------------------






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